Exhibit 10.3

COLLATERAL ADMINISTRATION AGREEMENT

THIS COLLATERAL ADMINISTRATION AGREEMENT, dated as of April 30, 2013 (as amended, modified or supplemented from time to time, the “Agreement”), is made by and among JMP CREDIT ADVISORS CLO II LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), JMP CREDIT ADVISORS LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Portfolio Manager”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral administrator (in such capacity, the “Collateral Administrator” and its permitted successors and assigns).

WITNESSETH:

WHEREAS, the Issuer, together with JMP CREDIT ADVISORS CLO II LLC, as co-issuer (the “Co-Issuer”), intend to issue the Class A Notes, Class X Notes, Class B Notes, Class C Notes and Class D Notes, and the Issuer intends to issue the Class E Notes, Class F Notes (together with the Class A Notes, Class X Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, the “Secured Notes”), Reinvesting Holder Notes and Subordinated Notes (together with the Secured Notes and the Reinvesting Holder Notes, the “Notes”);

WHEREAS, the Secured Notes will be secured by certain Assets, as more particularly set forth in the Indenture, dated as of the date hereof, as the same may be amended and supplemented from time to time (the “Indenture”), by and between the Issuer, the Co-Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”);

WHEREAS, the Portfolio Manager and the Issuer have entered into a certain Portfolio Management Agreement, dated as of the date hereof (the “Portfolio Management Agreement”), pursuant to which the Portfolio Manager provides certain services relating to the matters contemplated by the Indenture and the other Transaction Documents;

WHEREAS, pursuant to the Indenture, the Issuer has pledged the Assets as security and for the benefit of the Secured Parties;

WHEREAS, the Issuer is required to perform certain duties in connection with the Notes and the Assets pursuant to the Indenture and desires to have the Collateral Administrator perform such duties and to provide such additional services consistent with the terms of this Agreement and the Indenture; and

WHEREAS, the Collateral Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Definitions and Capitalized Terms.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

Section 2.         Duties of the Collateral Administrator.

(a)           The Issuer hereby appoints U.S. Bank National Association as, and U.S. Bank National Association hereby accepts the appointment to act as, Collateral Administrator pursuant to the terms of this Agreement, until its resignation or removal as Collateral Administrator pursuant to Section 9 hereof.  In such capacity, the Collateral Administrator shall assist the Issuer and the Portfolio Manager in connection with monitoring the Assets on an ongoing basis as provided herein and provide to the Issuer and the Portfolio Manager and certain other parties as specified in the Indenture, certain reports, schedules and calculations, all as more particularly described in Section 2(b) hereof (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer, the Portfolio Manager, or the Trustee, which reports, schedules and calculations the Issuer or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture.  The Collateral Administrator’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement.  By entering into, or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any other Transaction Documents, or of the Portfolio Manager under the Portfolio Management Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or any other Transaction Documents or of the Portfolio Manager under or pursuant to the Portfolio Management Agreement.  The Collateral Administrator shall perform the duties and functions assigned to it in the Indenture, comply with all obligations applicable to it under the Indenture and perform its duties hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it.

(b)          The Collateral Administrator shall perform the following functions from time to time:

(i)
create an asset database of certain characteristics (to the extent required for the performance of its obligations hereunder, and otherwise as reasonably agreed to between the Collateral Administrator and the Portfolio Manager or the Issuer) of the Assets credited from time to time to the Accounts (the “Asset Database”);

(ii)
update, in a timely fashion, the Asset Database to reflect rating changes by the Rating Agencies, any assignments or terminations, purchases or sales or other dispositions of Assets credited from time to time to the Accounts, in each case such information regarding purchases, sales or other dispositions being based upon information furnished to the Collateral Administrator by the Issuer or the Portfolio Manager as may be reasonably required by the Collateral Administrator from time to time;

(iii)
provide the Issuer and the Portfolio Manager with access to the information in the Asset Database in electronic format, the format and scope of such information to be reasonably agreed to by the Issuer or the Portfolio Manager and the Collateral Administrator;

(iv)
prepare and make available to the parties required under the Indenture each of the Monthly Reports that are required to be provided pursuant to Section 10.6(a) of the Indenture (and cooperate with the Trustee and the Portfolio Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of Section 10.6(a) of the Indenture), the Distribution Report that is required to be provided pursuant to Section 10.6(b) of the Indenture and the report required pursuant to clause (ii)(x) of Section 7.18(d) of the Indenture (the “Effective Date Report”) (and cooperate with the Trustee and the Portfolio Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of Section 7.18(d) of the Indenture), in each case by the time specified in the Indenture and on the basis of the information contained in the Asset Database or as provided to the Collateral Administrator by the Issuer, the Trustee or the Portfolio Manager;

(v)
notify the Portfolio Manager upon receiving any documents, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests relating to corporate actions affecting the Assets credited from time to time to the Accounts;

(vi)
assist the Issuer and the Portfolio Manager in providing the Independent certified public accountants with information in the possession of the Collateral Administrator needed for the preparation of the reports by such accountants required under Section 10.8(b) of the Indenture, by providing them with access to the information contained in the Asset Database.  In the event the firm or firms of Independent certified public accountants selected by the Issuer for purposes of reviewing and delivering the reports or certificates of such accountants required by the Indenture requires the Collateral Administrator to agree to the procedures performed by such firm or requires the Collateral Administrator to execute any documents in order to obtain a copy of such reports or certificates, the Issuer hereby directs the Collateral Administrator to so agree; it being understood and agreed that the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Collateral Administrator shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures; provided that the Collateral Administrator shall not be obligated to enter into any type of agreement or execute any documents that it reasonably determines adversely affects it; and

(vii)
assist the Issuer and/or the Portfolio Manager in providing to the parties entitled thereto with such additional information in the possession of the Collateral Administrator as may be reasonably requested by such parties under Section 10.6 of the Indenture.

(c)           The Issuer and the Portfolio Manager shall reasonably cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the Monthly Reports, the Distribution Reports, and the Effective Date Report and any redemption date statement required by the Indenture or as otherwise reasonably requested hereunder.  Without limiting the generality of the foregoing, the Portfolio Manager shall use commercially reasonable efforts to supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Assets and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder.

(d)           The Portfolio Manager shall review and, to its knowledge, verify the contents of the aforesaid reports and statements.  To the extent any of the information in such reports or statements conflicts with information, data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy.  Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Assets and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder; provided that nothing in this Agreement shall be construed to require the Portfolio Manager to disclose information in violation of applicable laws or any obligations of confidentiality undertaken by the Portfolio Manager for itself and on behalf of the Issuer.

(e)           If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action (each of which is consistent with the provisions of this Agreement), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation) from the Portfolio Manager as to the course of action desired by it.  If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notifies the Portfolio Manager and the Issuer which course of action, if any (or refrainment from taking any course of action), it has decided to take.  The Collateral Administrator shall act in accordance with instructions received after such two Business Day period except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(f)           The Collateral Administrator understands that the Issuer will, pursuant to the Indenture, pledge to the Trustee, for the benefit and on behalf of the Secured Parties, all of its right, title and interest in, to and under this Agreement.  The Collateral Administrator consents to such assignment and agrees that such pledge shall not release or limit its liabilities, obligations and duties hereunder and it shall perform any provisions of the Indenture applicable to it.  The Collateral Administrator agrees that the Trustee (on behalf of the Secured Parties) shall be entitled to all of the Issuer’s rights and benefits hereunder but shall not by reason of such pledge have any obligation to perform the Issuer’s obligations hereunder, although it shall have the right to do so.

(g)           To the extent that the Collateral Administrator provides any notice, report or other information to a Rating Agency pursuant to this Agreement for purposes of a Rating Agency’s credit rating surveillance of the Secured Notes, the Collateral Administrator shall provide a copy of such notice, report or other information to the Information Agent in accordance with Section [·] of the Portfolio Management Agreement for posting to the 17g-5 Website.

Section 3.         Compensation.

The Collateral Administrator will perform the duties and provide the services called for under Section 2 hereof in exchange for compensation as set forth in a separate fee letter in connection herewith.  The Collateral Administrator shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder in the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.  Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts.  Subject to Section 24 hereof, the payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement.  For the avoidance of doubt, all amounts payable under this section shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.

Section 4.         Limitation of Responsibility of the Collateral Administrator; Indemnifications.

(a)           The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.  Subject to the provisions of Section 14 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any willful misfeasance or gross negligence on the part of any agent or attorney appointed hereunder in good faith and with due care by it.  Neither the Collateral Administrator nor any of its Affiliates, directors, officers, shareholders, agents or employees (each, a “Collateral Administrator Party”) will be liable to the Portfolio Manager, the Issuer, the Trustee, the Noteholders or any other Person, except by reason of acts or omissions by such Collateral Administrator Party constituting criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of such Collateral Administrator Party’s duties hereunder.  The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Portfolio Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Portfolio Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.  The Collateral Administrator shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Portfolio Manager, the Trustee (but only if not the same Person as the Collateral Administrator) or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator except to the extent that failure or delay is caused by the Collateral Administrator’s own criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder.  The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them.  The Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in good faith in accordance with such advice in the absence of criminal conduct, fraud, willful misfeasance, gross negligence or reckless disregard on the part of the Collateral Administrator.

(b)           The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine.  The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.  The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.

(c)           The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless an Authorized Officer working in its corporate trust office (or any successor group of the Collateral Administrator) has actual knowledge of such matter or received written notice of such matter in accordance with this Agreement or the Indenture. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof.  It is expressly acknowledged by the Issuer and the Portfolio Manager that the application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Portfolio Manager, the Issuer and/or the Trustee with respect to the Assets.  Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall not have any liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d)           No amendment to the Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(e)           Subject to Section 24, the Issuer shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator, the Portfolio Manager and their respective Affiliates, directors, officers, equity holders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, the Portfolio Manager and their respective Affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of their respective duties or obligations under this Agreement; provided such acts or omissions are in good faith and without criminal conduct, fraud, bad faith, willful misconduct or gross negligence on the part of the Collateral Administrator or the Portfolio Manager or without reckless disregard of their respective duties hereunder.  For the avoidance of doubt, all indemnities payable under this subsection (e) shall be payable only in accordance with the order specified in the Priority of Payments as set forth in Section 11.1 of the Indenture.

(f)           The Collateral Administrator shall, and hereby agrees to, indemnify, defend and hold harmless the Portfolio Manager and the Issuer and their respective Affiliates, directors, officers, shareholders, agents, managers, members and employees with respect to all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel) and claims of any nature in respect of, or arising out of any acts or omissions performed or omitted by the Collateral Administrator, its Affiliates, directors, officers, shareholders, agents or employees hereunder, in bad faith or which constitute willful misfeasance, gross negligence, criminal conduct or reckless disregard of its duties hereunder.  None of the Collateral Administrator nor any of its Affiliates, directors, officers, shareholders, agents, managers, members and employees shall be liable for indirect, punitive special or consequential damages hereunder.

(g)           The Portfolio Manager shall, and hereby agrees to, indemnify, defend and hold harmless the Collateral Administrator and its Affiliates, directors, officers, equity holders, agents, members and employees with respect to all losses, damages, liabilities, demands, charges, expenses and claims of any nature (including the fees and expenses of counsel) to the extent arising out of any acts or omissions performed or omitted by the Portfolio Manager, its Affiliates, directors, officers, trustees, shareholders, agents, subcontractors or employees hereunder in bad faith or which constitute willful misfeasance, gross negligence or reckless disregard of its duties hereunder.  None of the Portfolio Manager nor any of its Affiliates, directors, officers, trustees, shareholders, agents, subcontractors or employees shall be liable for indirect, punitive special or consequential damages hereunder.

(h)           Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Portfolio Manager or the Issuer (or the Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i)           Nothing herein shall obligate the Collateral Administrator to determine: (a) if a Collateral Obligation meets the criteria specified in the definition thereof, (b) if the conditions specified in the definition of “Deliver” have been complied with, or (c) the type, classification or characterization of any Collateral Obligation, including whether any Asset is a Bond, Bridge Loan, Defaulted Obligation, Delayed Drawdown Loan, Interest Only Security, Step-Up Obligation, Step-Down Obligation, Revolving Credit Obligation, Credit Risk Obligation, Credit Improved Obligation, Letter of Credit Reimbursement Obligation, Fixed Rate Obligation, Cov-Lite Loan, Current Pay Obligation, Deferrable Security, Deferring Security, Discount Obligation, DIP Collateral Obligation, Equity Security, Synthetic Security, Floating Rate Obligation, Margin Stock, Participation Interest, Senior Secured Loan, First-Lien Last-Out Loan, Second Lien Loan, or Zero Coupon Bond, any such determination being based exclusively upon notification it receives from the Portfolio Manager.  Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer or Obligor of the securities or assets included in the Assets is in default or in compliance with the Underlying Instruments governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein as more particularly described in Section 2 hereof.  For purposes of monitoring rating changes by the Rating Agencies, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon any reputable electronic financial information reporting service (including the Bloomberg wire service), and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service.  This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

Section 5.         Independence of the Collateral Administrator.

For all purposes of this Agreement, the Collateral Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Portfolio Manager with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer herein, the Collateral Administrator shall have no authority to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer or the Portfolio Manager.

Section 6.         No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Portfolio Manager or the Issuer, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7.         Other Activities of Collateral Administrator and Portfolio Manager.

Nothing herein shall prevent the Collateral Administrator, the Portfolio Manager or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator or portfolio manager, respectively, for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 8.         Term of Agreement.

This Agreement shall continue in force until the satisfaction and discharge of the Indenture in accordance with its terms, upon which event this Agreement shall automatically terminate.

Section 9.         Resignation and Removal of Collateral Administrator.

(a)           Subject to Section 9(d) hereof, the Collateral Administrator may resign its duties hereunder by providing the Issuer and the Portfolio Manager with at least 90 days’ prior written notice.

(b)           Subject to Section 9(d) hereof, the Issuer or the Portfolio Manager may remove the Collateral Administrator without cause by providing the Collateral Administrator with at least 90 days’ prior written notice.

(c)           The Issuer or the Portfolio Manager may remove the Collateral Administrator immediately upon written notice of termination from the Issuer or the Portfolio Manager to the Collateral Administrator if any of the following events shall occur:

(i)
the Collateral Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not have given within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Portfolio Manager and cured such default within the time so assured);

(ii)
the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)
a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iv)
the Collateral Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Collateral Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Collateral Administrator agrees that if any of the events specified in clauses (ii), (iii) or (iv) of this Section 9(c) shall occur, it shall give written notice thereof to the Issuer, the Portfolio Manager, the Trustee and the Rating Agencies within one Business Day after the happening of such event.

(d)           Except when the Collateral Administrator shall be removed pursuant to subsection (c) of this Section, no resignation or removal of the Collateral Administrator pursuant to this Section shall be effective until a successor Collateral Administrator reasonably acceptable to the Issuer and the Portfolio Manager (i) shall have been appointed by the Issuer, (ii) shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and (iii) shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer and the Portfolio Manager.  If a successor Collateral Administrator does not take office within 60 days after the retiring Collateral Administrator resigns or is removed, the retiring Collateral Administrator, the Issuer, the Portfolio Manager or a Majority of the Controlling Class, may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator.

(e)           Subject to Section 9(d) hereof, at any time that the Collateral Administrator is the same institution as the Trustee, the Collateral Administrator hereby agrees that upon the appointment of a successor Trustee, the Collateral Administrator shall immediately resign and such successor Trustee shall automatically become the Collateral Administrator under this Agreement.  Any such successor Trustee shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee.

(f)           Any successor to the Portfolio Manager shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor Portfolio Manager under the Portfolio Management Agreement.

Section 10.         Action upon Termination, Resignation or Removal of the Collateral Administrator.

Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or the resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, the Collateral Administrator shall be entitled to be paid on the next succeeding Payment Date all expenses accruing to it to the date of such termination, resignation or removal, in accordance with the Priority of Payments set forth in Section 11.1 of the Indenture.  The Collateral Administrator shall forthwith deliver to, or as directed by, the Issuer upon such termination pursuant to Section 8 hereof or such resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, all property and documents of or relating to the Assets then in the custody of the Collateral Administrator, and the Collateral Administrator shall cooperate with the Issuer and any successor Collateral Administrator, and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Collateral Administrator.

Section 11.         Representations and Warranties.

Each of the parties hereto represents and warrants to each other party as follows:

(a)           It has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.  No consent of any other person including, without limitation, its shareholders, partners and/or creditors, and no license, permit, approval or authorization of exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder except as otherwise obtained before the Closing Date.  This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by it hereunder, will constitute, its legally valid and binding obligations enforceable against it in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to it and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity.)

(b)           The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on it or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or the governing instruments of, or any securities issued by, it or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would have a material adverse effect on its business operations, assets or financial condition and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 12.           Notices.

Any notice, report or other communication given hereunder shall be in writing or delivered electronically and addressed as follows:

(a)          if to the Issuer, to:

JMP Credit Advisors CLO II Ltd.
c/o Appleby Trust (Cayman) Ltd.
P.O. Box 1350
Clifton House, 75 Fort Street
Grand Cayman KY1-1108
Cayman Islands
Fax: (345) 949-4901
Attention:  The Directors
via email to atclsf@applebyglobal.com

(b)           if to the Collateral Administrator, to:

U.S. Bank National Association
190 South LaSalle Street
Chicago, IL 60603
Fax:  (855) 606-1438
Attention:  Corporate Trust Services – JMP Credit Advisors CLO II Ltd.
via email to  gayle.staehnke@usbank.com

(c)          if to the Portfolio Manager (other than as Information Agent), to:

JMP Credit Advisors LLC
3440 Preston Ridge Road, Suite 350
Alpharetta, Georgia 30005
Attention:  Ron Banks
Fax:  (678) 366-0794

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Attention:  Stanford A. Renas
Fax:  (212) 940-8776

or to such other address as any party shall have provided to the other parties in writing, and all notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery, by e-mail or by telecopy (confirmed receipt) in legible form to the address of such party as provided above; provided that with respect to any information required to be provided to the Information Agent pursuant to the [Indenture] or hereunder, such information shall be provided pursuant to the [Indenture].

Section 13.         Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Issuer, the Portfolio Manager and the Collateral Administrator in writing.  The Collateral Administrator shall provide prior written notice to the Rating Agencies of proposed amendments and modifications of this Agreement and shall forward to the Rating Agencies a copy of all executed amendments and modifications of this Agreement.  Other than as expressly provided in the Indenture, no amendment or modification of this Agreement and no waiver of any provision hereof will be effective unless and until the S&P Rating Condition has been satisfied (or has been deemed inapplicable pursuant to the Indenture) with respect to such amendment, modification or waiver.

Section 14.         Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of each of the Issuer, the Portfolio Manager and the Collateral Administrator.  This Agreement may not be assigned by the Collateral Administrator unless such assignment is previously consented to in writing by the Issuer and the Portfolio Manager, and (other than as expressly provided in the Indenture) subject to the S&P Rating Condition being satisfied (or deemed inapplicable pursuant to the Indenture); provided that the Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bank National Association or its successors without the prior written consent of the Portfolio Manager and the Issuer and, other than as expressly provided in the Indenture, subject to satisfaction of the S&P Rating Condition (or deemed inapplicability thereof pursuant to the Indenture) (provided that in such event the Collateral Administrator shall remain responsible for the performance of its duties as Collateral Administrator hereunder).  An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Collateral Administrator hereunder. Any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator shall be the successor Collateral Administrator hereunder without the execution or filing of any paper or any further act of any of the parties hereto.

Section 15.         Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

Section 16.         Submission to Jurisdiction.

Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and each such party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court.  Each such party hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each such party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process, in the case of the Issuer, to it at the office of the Issuer’s agent set forth in Section 7.2 of the Indenture or, in the case of the Collateral Administrator or Portfolio Manager, to it at its address set forth herein.  Each such party agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.         Waiver of Jury Trial Right.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 18.         Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19.         Counterparts.

This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement. Facsimile signatures and signature pages provided in the form of a “pdf” or similar imaged document transmitted by electronic mail shall be deemed original signatures for all purposes hereunder.

Section 20.         Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.         Not Applicable to U.S. Bank National Association in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation U.S. Bank National Association may have in any other capacity.

Section 22.         Limitation of Liability.

Notwithstanding anything contained herein to the contrary, this Agreement has been executed by the Collateral Administrator not in its individual capacity but solely in the capacity as Collateral Administrator.  In no event shall the Collateral Administrator in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

Section 23.         No Third-Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement, the Trustee (on behalf of the Secured Parties) and their respective successors and permitted assigns.

Section 24.         Bankruptcy Matters.

Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and the Portfolio Manager and any other Person hereunder is payable subject to and in accordance with the Priority of Payments and is limited in recourse to the Assets and following application of the Assets in accordance with the provisions of the Indenture, all obligations of and all claims against the Issuer will be extinguished and shall not revive.  No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of the Issuer, the Co-Issuer, any Blocker Subsidiary or any of their respective successors and assigns for the payment of any amounts payable under this Agreement.  The provisions of Section 5.4(d) of the Indenture shall apply mutatis mutandis as if set forth herein in full such that neither the Collateral Administrator nor the Portfolio Manager will, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Blocker Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or any similar laws; provided, however, that nothing herein shall be deemed to prohibit the Collateral Administrator or Portfolio Manager (i) from taking any action before the expiration of that period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, the Co-Issuer or any Blocker Subsidiary, as applicable, or (B) any involuntary insolvency Proceeding filed or commenced by a person other than a Secured Party, or (ii) from commencing against the Issuer, the Co-Issuer or any Blocker Subsidiary, as applicable, or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation Proceeding. The provisions of this Section 24 shall survive termination of this Agreement.

Section 25.         Conflict with the Indenture.

If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Collateral Administrator shall notify the Issuer and the Portfolio Manager and shall act in accordance with the Issuer’s or the Portfolio Manager’s written instructions (unless U.S. Bank National Association, in its capacity as Collateral Administrator or Trustee, shall conclude in good faith that such action would be in conflict with or in violation of its duties as Collateral Administrator or Trustee under this Collateral Administration Agreement or the Indenture, as applicable, in which case it shall be entitled to refrain from taking such action and to resign as Collateral Administrator hereunder).

IN WITNESS WHEREOF, the parties have caused this Collateral Administration Agreement to be duly executed and delivered as of the date and year first above written.

JMP CREDIT ADVISORS CLO II LTD.,
as Issuer

By: /s/ Richard McMillan
Name: Richard McMillan
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Administrator

By: /s/ Louis J. Marucheau
Name: Louis J. Marucheau
Title: Assistant Vice President

JMP CREDIT ADVISORS LLC, as Portfolio
Manager

By: /s/ Renee Lefebvre
Name: Renee Lefebvre
Title: Managing Director